Exhibit 10.3
Execution Version
AVIV REIT, INC.
2010 MANAGEMENT INCENTIVE PLAN
I. INTRODUCTION
     1.1 Purposes. The purposes of the Aviv REIT, Inc. 2010 Management Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s and the Partnership’s equity holders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s and the Partnership’s growth and success, (ii) to advance the interests of the Company and the Partnership by attracting and retaining employees, consultants and Advisors of the Company, AAM and their Affiliates and (iii) to motivate such persons to act in the long-term best interests of the Company, the Partnership and its stockholders.
     1.2 Certain Definitions.
     “AAM” shall mean Aviv Asset Management, L.L.C., a Delaware limited liability company, or any successor thereto, which is a subsidiary of the Company or the Partnership and which employs the individuals who conduct the business of the Company and its Subsidiaries and the Partnership and its subsidiaries.
     “Administrator” shall mean the Board.
     “Advisor” shall mean any member of an advisory board of the Partnership or any individuals appointed to serve as non-voting observers of meetings of the Board.
     “Affiliates” shall mean, with respect to any Person, (i) each other Person (including, with respect to AAM, the Company and its other Subsidiaries) that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, fifty percent (50%) or more of the stock or ownership interest of such Person and (ii) each other person that controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through ownership of voting securities, by contract or otherwise.
     “Aggregate Investment Amount” shall mean, as of any date, the aggregate amount of all investments in the Company made by the Investor beginning on the date hereof through, and including, such date.
     “Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.
     “Board” shall mean the Board of Directors of the Company.

     “Change in Control” shall mean, except as otherwise provided below, the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company. In determining whether an event shall be considered a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, the following provisions shall apply:
          (a) A “change in the ownership” of the Company shall occur on the date, after the date hereof, on which any one person (or more than one person acting as a group), other than the Investor, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(v). If a person or group is considered either to own more than 50% of the total fair market value or total voting power of the stock of the Company, or to have effective control of the Company within the meaning of clause (b) below, and such person or group acquires additional stock of the Company, or such person establishes a group and continues to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by such person or group shall not be considered to cause a “change in the ownership” of the Company.
          (b) A “change in the effective control” of the Company shall occur on either of the following dates:
     (i) The date, after the date hereof, on which any one person (or more than one person acting as a group), other than the Investor or a group that includes the Investor, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(vi). If a person or group is considered to possess 30% or more of the total voting power of the stock of the Company, and such person or group acquires additional stock of the Company, the acquisition of additional stock by such person or group shall not be considered to cause a “change in the effective control” of the Company; or
     (ii) The date, after the date hereof, on which a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(vi).
     (iii) A “change in the ownership of a substantial portion of the assets” of the Company shall occur on the date, after the date hereof, on which any one person (or more than one person acting as a group), other than the Investor, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(vii). A transfer of assets shall not be treated as a “change in the ownership of a substantial portion of the assets” when such transfer is made to an entity that is controlled by the shareholders of the Company, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(vii)(B).
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Common Stock” shall mean the common stock, $0.01 par value per share, of the Company.
     “Company” shall mean Aviv REIT, Inc., a Maryland corporation, or any successor thereto.
     “Corporate Transaction” shall mean a reorganization, merger or consolidation of the Company.
     “Dividend Equivalents” shall mean, with respect to any period, the dividends per share distributed by the Company with respect to its Common Stock during such period multiplied by the number of shares of Common Stock underlying a Participant’s unexercised Option, or portion thereof. The payment of any Dividend Equivalents with respect to an unexercised Option shall be made to the Participant by the Partnership. In no event shall the payment of any Dividend Equivalent be contingent upon the exercise of any Option to which such Dividend Equivalent relates.
     “Fair Market Value” shall be determined by the Administrator by whatever means or method as the Administrator, in the good faith exercise of its discretion, shall at the time deem appropriate in accordance with the Treasury Regulations issued under section 409A of the Code; provided, that with respect to the exercise price of any Options granted hereunder, Fair Market Value shall not be less than the price paid by the Investor in the investment which made such Option available for issuance under this Plan.
     “Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of section 422 of the Code, or any successor provision, which is intended by the Administrator to constitute an Incentive Stock Option.
     “Initial Public Offering” means an underwritten initial public offering of shares of Common Stock registered under the Securities Act of 1933, as amended.
     “Investor” shall mean LG Aviv L.P. and any Affiliate of LG Aviv L.P. who acquires Common Stock from the Company or from LG Aviv L.P.

     “Limited Performance-Based Award” means a Performance-Based Award which is granted with (i) an exercise price less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option or (ii) accumulated Dividend Equivalent rights as described in the last two sentences of Section 2.1(d), and which, in either case, must be exercised no later than 30 days following the date on which the Option becomes fully exercisable.
     “Liquidity Event” shall have the meaning set forth in the Stockholders Agreement.
     “Nonlimited Performance-Based Award” shall mean a Performance-Based Award which is not a Limited Performance-Based Award.
     “Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.
     “Option” shall mean an option granted under this Plan to purchase shares of Common Stock, including both Incentive Stock Options and Nonqualified Stock Options.
     “Participant” shall mean an employee or consultant of AAM or its Affiliates or an Advisor who has been granted an award pursuant to the Plan.
     “Partnership” shall mean Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership, or its successor.
     “Performance-Based Awards” shall mean an Option which becomes fully exercisable on the date on which a Liquidity Event is consummated in which the Investor has achieved or will achieve in such Liquidity Event an amount which equals or exceeds the Performance Target, subject to the requirements set forth in Section 2.2 relating to the Participant’s Termination.
     “Performance Target” shall mean, with respect to any Liquidity Event, the receipt by the Investor of a 15% internal rate of return on the Investor’s Aggregate Investment Amount, solely taking into account only the value of all cash, cash equivalents and marketable securities held by the Investor following such Liquidity Event, after giving effect to any additional value provided to the Investor pursuant to Section 6.4 of the Stockholders Agreement (it being understood for the avoidance of doubt that the determination of whether such internal rate of return will be achieved in an Initial Public Offering shall be made with respect to shares of Common Stock not sold by the Investor in such Initial Public Offering by reference to the initial public offering price of the shares of Common Stock sold in such Initial Public Offering (before any applicable underwriting discounts or commissions)).
     “Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.
     “Plan” shall mean this Aviv REIT, Inc. 2010 Management Incentive Plan, as amended and restated from time to time.

     “Securities” means all capital stock of the Company outstanding from time to time and any other equity or debt interest or security convertible into or exchangeable for any such capital stock, or any right, warrant or option to acquire any such capital stock or such convertible or exchangeable equity or debt interest or security, in each case, issued by the Company.
     “Stockholders Agreement” shall mean that certain Stockholders Agreement by and among each Participant, the Company’s stockholders, including the Investor, the Company and the other parties thereto, which contains certain restrictions and limitations applicable to Options and the shares of Common Stock acquired upon Option exercise, as amended and restated from time to time. If the Participant is not a party to the Stockholders Agreement at the time of exercise of an Option (or any portion thereof), the exercise of the Option shall be subject to the condition that the Participant enter into the Stockholders Agreement.
     “Subsidiary” shall mean any Person in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.
     “Tax Date” shall mean the date an obligation to withhold or pay taxes arises in connection with an award.
     “Ten Percent Holder” shall mean any Participant who, at the time an Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company (or of any Subsidiary).
     “Termination” shall mean the Participant ceasing (i) to be employed by AAM or its Affiliates, if the Participant is an employee, (ii) to provide services to AAM or its Affiliates, if the Participant is a consultant, as applicable or (iii) to be an Advisor.
     “Time-Based Awards” shall mean an Option which becomes exercisable as to 25% of the number of shares of Common Stock subject to the Option on each of the first four anniversaries of the date of grant, subject to the requirements set forth in Section 2.2 relating to the Participant’s Termination.
     1.3 Administration. This Plan shall be administered by the Administrator. The Administrator may grant to eligible persons under this Plan Options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options. The Administrator shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to such an award, the exercise price associated with the award, the time and conditions of exercise of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Administrator shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties. The Administrator may engage such advisors or consultants as it deems appropriate in connection with its administration of this Plan.
     1.4 Eligibility. Participants in this Plan shall consist of such employees, consultants or Advisors of AAM or any of its Affiliates who provide services to the Company or any of its Subsidiaries as the Administrator in its sole discretion may select from time to time. The Administrator’s selection of a person to participate in this Plan at any time shall not require the Administrator to select such person to participate in this Plan at any other time.
     1.5 Shares Available. Subject to adjustment as provided in this Section 1.5 and Section 3.6, SEVENTY-THREE THOUSAND THREE HUNDRED THIRTY-SEVEN (73,337) shares of Common Stock shall be available for issuance under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Options. The number of shares of Common Stock available for issuance pursuant to Incentive Stock Options shall not exceed the number of shares of Common Stock set forth in the preceding sentence, subject to adjustment as provided in Section 3.6 and subject to the provisions of sections 422 or 424 of the Code or any successor provisions. Notwithstanding the foregoing, in the event of any additional equity investment in the Company by the Investor after the date hereof, the number of shares of Common Stock available for issuance under this Plan as described in the first sentence of this Section 1.5, but not the number of shares of Common Stock available for issuance pursuant to Incentive Stock Options as described in the second sentence of this Section 1.5, shall automatically be increased, without further action required by any person, by an amount equal to the excess of (a) the quotient determined by dividing (i) the number of shares of Common Stock issued in connection with such additional investment by (ii). 85 over (b) the number of shares of Common Stock issued in connection with such additional investment. To the extent that shares of Common Stock subject to an outstanding Option granted under this Plan are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or are withheld by the Company in accordance with Section 2.1(c) or Section 3.5, then such shares of Common Stock shall again be available under this Plan. Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock.
II. STOCK OPTIONS
     2.1 Stock Options. The Administrator may, in its discretion, grant Options to purchase shares of Common Stock to such eligible persons as may be selected by the Administrator; provided, however, that Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or a “subsidiary corporation” (as such terms are defined in section 424 of the Code) at the date of grant. Each Option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. Each Incentive Stock Option shall be granted within 10 years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) exceeds the amount (currently $100,000) established by the Code, such Options shall constitute Nonqualified Stock Options.
     Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Administrator shall deem advisable:
          (a) Number of Shares and Exercise Price. The number of shares of Common Stock subject to an Option shall be determined by the Administrator. The exercise price per share of Common Stock purchasable upon exercise of a Nonqualified Stock Option or an Incentive Stock Option shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option; provided, however, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, the exercise price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option. Notwithstanding the foregoing, the exercise price per share of Common Stock purchasable upon exercise of a Nonqualified Stock Option that is a Limited Performance-Based Award may be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option (but not below the price per share paid by the Investor with respect to its investment in the Company in connection with which such Option was made available under this Plan) if such Option is structured as a short-term deferral within the meaning of Treasury Regulation § 1.409A-1(b)(4).
          (b) Option Period and Exercisability. The period during which an Option may be exercised shall be determined by the Administrator; provided, however, that no Incentive Stock Option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such Option shall not be exercised later than five years after its date of grant. An exercisable Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock. The Administrator shall determine the circumstances under which an Option shall be exercisable, subject to the following restrictions:
     (i) Up to one-third of the Options granted under this Plan shall be Time-Based Awards; provided, however, that such Time-Based Awards shall become fully exercisable on the date of a Liquidity Event.
     (ii) Any Options granted under this Plan which are not described in clause (i) above shall be Performance-Based Awards.
          (c) Method of Exercise. A vested Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full either (A) in cash, (B) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, provided that the Administrator determines that such withholding of shares does not cause the Company to recognize an increased compensation expense under applicable accounting principles or (C) any combination of (A) or (B), in each case, to the extent set forth in the Agreement relating to the Option, and (ii) by executing such documents as the Administrator may reasonably request. In the case of clause (B) above, any fraction of a share of Common Stock which would be required to pay such exercise price shall be disregarded and the remaining amount due shall be paid in cash by the Participant. No shares of Common Stock shall be issued and, if applicable, no certificate representing Common Stock shall be delivered, until the full exercise price therefor and any withholding taxes thereon, as described in Section 3.5, have been paid.
     Notwithstanding anything to the contrary in the Plan or an Agreement, no Option may be exercised if such exercise would, or would reasonably be expected to, result in the Company owning, directly or indirectly, including by reason of any applicable attribution rule under the Code, (i) 9.9% or more of the total combined voting power of all classes of stock entitled to vote, or 9.9% or more of the total value of all classes of stock, of any corporation that is a tenant of the Partnership or any of its subsidiaries or (ii) an interest of 9.9% or more in the assets or net profits of any tenant of the Partnership or any of its subsidiaries.
          (d) Dividend Equivalents. During the period a Participant’s Option, or portion thereof, remains unexercised, an amount shall be credited to a deferred compensation account for the Participant with respect to such unexercised Option, or portion thereof, equal to the Dividend Equivalents attributable to the shares of Common Stock underlying such Option. Such Dividend Equivalents shall be payable by the Partnership to the Participant, if at all, as follows:
     (i) For the period beginning on the grant date of any Time-Based Award and ending on the date the award becomes exercisable, Dividend Equivalents with respect to shares of Common Stock underlying the unvested portion of any Time-Based Award shall be paid, with respect to such applicable shares, on the date the Time-Based Award becomes exercisable.
     (ii) For the period beginning on the grant date of any Performance-Based Award and ending on the date (A) a Nonlimited Performance-Based Award becomes exercisable, or (B) a Limited Performance-Based Award expires, Dividend Equivalents with respect to shares of Common Stock underlying, as applicable, (x) the unvested portion of any Nonlimited Performance-Based Award or (y) the unvested or vested portion of any Limited Performance-Based Award, shall be paid within 30 days of achievement of the Performance Target; provided, however, that the Participant continues to be employed by or provide services to or serve as an Advisor to, as applicable, AAM or one of its Affiliates through the date on which such Performance Target is achieved.

     (iii) For the period beginning on the date on which Dividend Equivalents, with respect to shares of Common Stock underlying the vested portion of any Time-Based Award or Nonlimited Performance-Based Award were last paid and ending on the earlier of the date specified in clause (A) and (B) below, Dividend Equivalents with respect to shares of Common Stock shall be paid, with respect to such applicable shares, on the earlier of (A) the last day of the calendar quarter in which such dividends were paid to the Company’s stockholders (or, if not a business day, the following business day) and (B) three business days following the Participant’s Termination.
The Administrator may, in its discretion, grant to a Participant the right to receive the Dividend Equivalents which accumulated, from the date on which the Option was made available under this Plan and prior to the applicable grant date, with respect to the shares of Common Stock underlying a Nonqualified Stock Option which is a Limited Performance-Based Award. Such Dividend Equivalents shall be payable by the Partnership to the Participant, if at all, as described in clause (ii) above.
          (e) Rights as Stockholders. The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option, except with respect to shares purchased upon exercise of all or any part of an Option, provided, that such holder has signed the Stockholders Agreement and, if applicable, certificates representing such shares have been issued by the Company to such holder.
          (f) Transfer of Options or Common Stock. Shares of Common Stock acquired upon exercise of an Option shall be subject to the terms and conditions of the Stockholders Agreement. The Administrator may require the Participant to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within two years from the date of granting of such Option or one year after the transfer of such shares to such Participant. The Administrator may direct that the certificates, if applicable, evidencing shares of Common Stock acquired by exercise of an Incentive Stock Option refer to such requirement.
     2.2 Termination of Employment or Service. In the event of the Participant’s Termination, for any reason, then each Option held by such Participant shall be exercisable only to the extent that such Option is exercisable on the effective date of such Termination, and may thereafter be exercised by such Participant (or such Participant’s legal representative or similar person) until and including the earlier to occur of (i) the date which is 30 days after the effective date of such Termination and (ii) the expiration date of the term of such Option. The Participant shall not be entitled to any further Dividend Equivalent payments in accordance with Section 2.1(d) following the date the Option ceases to be exercisable as described in the preceding sentence.

III. GENERAL
     3.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company in connection with the closing of the Investor’s initial investment in the Company and the adoption of the Plan by the Board. The Administrator may terminate this Plan at any time; provided, however, that termination of this Plan shall not adversely affect the terms or conditions of any award granted prior to termination without the Participant’s written consent. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.
     3.2 Amendments. The Administrator may amend this Plan and the terms and conditions of any outstanding awards as it shall deem advisable, subject to any requirement of Board or stockholder approval required by applicable law or by the Stockholders Agreement; provided, however, that except as set forth in Section 3.12 hereof, no amendment may adversely affect the rights of a Participant’s outstanding award without the written consent of such Participant.
     3.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the Participant and, upon execution by each party and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.
     3.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Administrator consistent with the transfer restrictions contained in the Company’s Charter, including, to the extent expressly permitted in the Agreement relating to such award, to the Participant’s family members, a trust or entity established by the Participant for estate planning purposes or a charitable organization designated by the Participant. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised during the Participant’s lifetime only by the Participant or the Participant’s legal representative, guardian or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.
     3.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock pursuant to an award hereunder, payment by the Participant to which such award has been granted of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement shall provide that (i) the Company may, in its sole discretion (which shall be exercised in accordance with the terms of the Stockholders Agreement), withhold whole shares of Common

Stock which would otherwise be delivered to a Participant, having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation or (ii) the Participant may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) authorizing the Company, to the extent permitted by the Company in its sole discretion (which shall be exercised in accordance with the terms of the Stockholders Agreement), to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation or (C) any combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the award and subject to the Participant’s execution of such documents as the Company may reasonably request. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant.
     3.6 Adjustment. In the event any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock (other than a regular cash dividend) occurs on or after the date this Plan is approved by the stockholders of the Company, (i) the number and type of securities available for all awards under this Plan shall be appropriately adjusted by the Board and (ii) the number and type of securities subject to each outstanding Option and the exercise price per security shall be appropriately adjusted by the Administrator, such adjustments to be made in the case of outstanding Options without an increase in the aggregate exercise price. The decision of the Board or the Administrator, as applicable, regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded or (ii) subject to an award under this Plan, the Company shall pay the Participant, in connection with the first exercise of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price of such award.
     3.7 Corporate Transaction; Change in Control.
          (a) If the Company shall be a party to a Corporate Transaction, or in the event of a Change in Control, the Administrator may, in its discretion (which shall be exercised in accordance with the terms of the Stockholders Agreement):
     (i) require that some or all outstanding Options shall immediately become exercisable in full or in part;
     (ii) require outstanding awards, in whole or in part, to be assumed by the corporation resulting from such Corporate Transaction, or a parent corporation thereof;

     (iii) require that shares of capital stock of the corporation resulting from such Corporate Transaction, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 3.6; and/or
     (iv) require outstanding awards, in whole or in part, to be surrendered to the Company by the Participant, and to be immediately cancelled by the Company, and to provide for the Participant to receive (A) a cash payment in an amount equal to the number of shares of Common Stock then subject to the portion of such Option surrendered, to the extent such Option is then exercisable or becomes exercisable pursuant to clause (i), multiplied by the excess, if any, of the highest per share price offered to holders of Common Stock in any transaction whereby the Corporate Transaction takes place, over the exercise price per share of Common Stock subject to such Option; (B) shares of capital stock of the corporation resulting from such Corporate Transaction, or a parent corporation thereof, having a fair market value, as determined by the Administrator not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.
          (b) Unless otherwise approved by the Administrator, any holder of an Option that is then exercisable or becomes exercisable pursuant to an event described in Section 3.7(a) or as a result of a Liquidity Event, shall be entitled to receive only that consideration which is received by the other holders of Common Stock in connection with such event; provided, that such holder first exercises such Option.
     3.8 No Right of Participation or Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment or service with AAM or any of its Affiliates or affect in any manner the right of AAM or any of its Affiliates to terminate the employment or service of any person at any time without liability hereunder.
     3.9 Designation of Beneficiary. A Participant may file with the Administrator, in accordance with the procedures approved by the Administrator consistent with the transfer restrictions contained in the Company’s Charter, a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) in the event of the Participant’s death or incapacity. To the extent an outstanding Option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Option pursuant to procedures prescribed by the Administrator. Each beneficiary designation shall become effective only when filed in writing with the Administrator during the Participant’s lifetime on a form prescribed by the Administrator. The filing with the Administrator of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding Option hereunder held by such Participant, to the extent exercisable, may be exercised by such Participant’s executor, administrator, legal representative or similar person.
     3.10 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Maryland and construed in accordance therewith without giving effect to principles of conflicts of laws.
     3.11 Arbitration. Any dispute or controversy between the Company or its respective affiliates (including AAM) on the one hand, and the Participant on the other hand, whether arising out of or relating to this Plan, any Agreement or otherwise, shall be settled by final and binding arbitration in Cook County, Illinois administered by the American Arbitration Association, with any such dispute or controversy being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Participant. The Company and the Participant acknowledge that this Plan and each Agreement evidence transactions involving interstate commerce. Notwithstanding any choice of law provision included in this Plan or any Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.
     3.12 Code Section 409A.
          (a) This Plan and each Agreement evidencing an award hereunder are intended to be excepted from the requirements of section 409A of the Code or to avoid accelerated taxation and/or the imposition of any additional tax or penalty under section 409A of the Code, as applicable, and shall be interpreted and construed consistent with that intent. Notwithstanding such intention, the Administrator may, at any time and in its sole discretion and without a Participant’s prior consent, amend the Plan and/or awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any award from the application of section 409A of the Code, (ii) preserve the intended tax treatment of any such award, or (iii) comply with the requirements of section 409A of the Code, including without limitation any such regulations guidance, compliance programs and other interpretive authority that may be issued after the date of grant.

          (b) Participants (or their beneficiaries) shall be responsible for all taxes with respect to any awards under the Plan. The Administrator and the Company make no guarantees to any person regarding the tax treatment of awards or payments made under the Plan. Neither the Administrator nor the Company has any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant with respect to any award under section 409A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

     This Aviv REIT, Inc. 2010 Management Incentive Plan was duly adopted and approved by the stockholders of the Company on August 12, 2010.

/s/ Robert J. S. Roriston
Robert J. S. Roriston
Secretary

Signature Page to
Aviv REIT, Inc.
2010 Management Incentive Plan

Acknowledged and agreed on
this 17th day of September, 2010
AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
By: Aviv Healthcare, L.L.C., its general partner

By:	/s/ Craig M. Bernfield
	Name:	Craig M. Bernfield
	Title:	Sole Manager

Signature Page to
Aviv REIT, Inc.
2010 Management Incentive Plan